Exhibit 99.1

Ellington Financial LLC Reports Fourth Quarter 2018 Results
OLD GREENWICH, Connecticut—February 20, 2019
Ellington Financial LLC (NYSE: EFC) (the "Company") today reported financial results for the quarter ended December 31, 2018.
Highlights

•	Net loss[1] of $(2.2) million, or $(0.07) per basic and diluted share.

•	Book value per share as of December 31, 2018 of $18.92, after payment of a quarterly dividend of $0.41 per share.

•	Credit strategy gross income of $8.1 million for the quarter, or $0.26 per share.

•	Agency strategy gross loss of $(4.9) million for the quarter, or $(0.16) per share.

•	Net investment income of $10.2 million for the quarter, or $0.33 per share; Adjusted net investment income[2] of $12.7 million for the quarter, or $0.41 per share.

•	Announced a dividend of $0.41 per share, equating to an annualized dividend yield of 9.6% based on the February 19, 2019 closing price of $17.16 per share.

•	Repurchased 361,090 common shares during the quarter, or approximately 1% of our total common shares as of the beginning of the quarter, at an average price of $15.34 per share.

•	Debt-to-equity ratio of 3.35:1[3] as of December 31, 2018.
Fourth Quarter 2018 Results
"Despite weakness in most equity and fixed income markets globally in the fourth quarter, Ellington Financial preserved its book value thanks to our disciplined hedging strategy and diversified portfolio," stated Laurence Penn, Chief Executive Officer and President. "Even though we sold certain non-real-estate-related assets in anticipation of our REIT conversion, we still were able to grow our adjusted net investment income, which covered our dividend for the quarter. We also took advantage of our discounted stock price by repurchasing more than $5.5 million of our common shares during the quarter.
"During the fourth quarter, we had strong results from several of our loan strategies, including consumer and non-QM, where we completed our second non-QM securitization in November. Our investments in loan originators also performed well during the quarter. We believe that many of our loan strategies, in addition to providing us a pipeline of investments over which we have greater control and visibility, have the additional benefit of being relatively insulated from interest rate movements and global macroeconomic events. I am pleased with our performance in 2018, having realized our primary objectives of prudently growing our credit portfolio and our adjusted net investment income, while delivering an economic return of 9.2%.
"Finally, I am excited that we completed our tax conversion from a publicly traded partnership. While we rotated a portion of the portfolio to enable us to qualify as a REIT, we have maintained all of our core investment strategies, including our highest-conviction non-real-estate-related strategies, as well as our core hedging strategies. Our tax reporting to investors will be greatly simplified as a REIT, which should expand our investor base and greatly improve the liquidity of our stock. At the same time, our investment objectives remain the same: generate a high-quality earnings stream while maintaining a strong balance sheet, moderate leverage, and a stable book value."
Corporate Structure Update
The Company plans to elect to be taxed as a REIT for U.S. federal income tax purposes for the taxable year ending December 31, 2019. To facilitate this planned election, it has elected to be taxed as a corporation for U.S. federal income tax purposes effective as of January 1, 2019. The Company will issue a final Schedule K-1 to those shareholders who held shares in 2018. For 2019, the Company will issue a Form 1099 to shareholders reporting all dividends paid.

1 Increase (decrease) in shareholders' equity from operations, or "net income (loss)."
2 Adjusted net investment income is a non-GAAP financial measure. See "Reconciliation of Adjusted Net Investment Income to Net Income" below for an explanation regarding the calculation of Adjusted net investment income.
3 Excludes repo borrowings on U.S. Treasury securities.

Financial Results
The Company's total long credit portfolio4 was $1.185 billion as of December 31, 2018, a decrease of approximately 8.1% from $1.289 billion as of September 30, 2018. The Company's total long Agency RMBS portfolio was $975.4 million as of December 31, 2018, an increase of approximately 3.3% from $944.4 million as of September 30, 2018. Notable transactions during the quarter included the Company completing its second non-QM securitization, as well as the consummation of a strategic equity investment in a consumer loan originator with which the Company has a forward flow purchase agreement. Additionally, the Company continued to participate in the asset ramp-up for what would be its fourth Ellington-sponsored CLO.
The Company's borrowings increased during the quarter primarily as a result of the financing of new small balance commercial loan originations and non-QM loan purchases, while total equity declined primarily because of the Company's share repurchases and dividend. As a result, the Company's debt-to-equity ratio3 increased to 3.35:1 as of December 31, 2018, from 3.04:1 as of September 30, 2018.
During the fourth quarter, the Company's credit strategy generated total gross income of $8.1 million, or $0.26 per share, and its Agency strategy generated a gross loss of $(4.9) million, or $(0.16) per share.
The Company's credit portfolio continued to be the primary driver of its earnings. During the fourth quarter, the Company's credit strategy generated net interest income5 of $17.7 million, net realized and unrealized losses on credit assets of $(12.0) million, net realized and unrealized losses on interest rate hedges of $(0.6) million, and other investment related expenses of $5.5 million. Other investment related expenses included $1.6 million of issuance costs related to the non-QM securitization completed in November 2018.
The Company benefited from strong performance in several of its loan-related strategies, including consumer loans, non-QM loans, and investments in loan originators. The weakness in the credit markets caused many of the Company's securities strategies to underperform, including CLOs, European RMBS, and corporate credit relative value. However, much of this underperformance was offset by the Company's net credit hedges and other activities, which generated a gain of $8.4 million for the quarter.
In the Agency strategy, declining interest rates generated net realized and unrealized gains on the Company's Agency assets of $8.5 million, while net interest income6 totaled $2.6 million. Losses on the Company's interest rate hedges and other activities exceeded these gains, however, as declining interest rates and high levels of interest rate volatility generated net realized and unrealized losses of $(16.0) million.
4 Excludes hedges, other derivative, and corporate relative value trading positions. Also excludes tranches of the Company's consolidated non-QM securitization trusts that were sold to third parties, but that are consolidated for GAAP reporting purposes. Including such tranches, the Company's total long credit portfolio was $1.480 billion as of December 31, 2018 as compared to $1.379 billion as of September 30, 2018.
5 Excludes any interest income and interest expense items from Net interest rate hedges and Net credit hedges and other activities.
6 Excludes any interest income and interest expense items from Net interest rate hedges and other activities.

The following table summarizes the Company's investment portfolio holdings as of December 31, 2018 and September 30, 2018:

	December 31, 2018		September 30, 2018
(In thousands)	Fair Value	Cost	Fair Value	Cost
Long:
Credit:
Dollar Denominated:
CLO	$123,893	$139,424	$156,087	$160,561
CMBS	18,426	17,828	14,923	13,995
Commercial Mortgage Loans and REO(1)	245,536	244,193	160,515	158,159
Consumer Loans and ABS Backed by Consumer Loans(2)	209,922	218,895	209,848	218,183
Corporate Debt and Equity	15,316	17,526	44,559	43,250
Equity Investment in Loan Origination Entities	37,067	28,314	30,171	25,314
Non-Agency RMBS	153,214	141,130	180,223	168,399
Residential Mortgage Loans and REO	498,126	495,551	393,846	392,634
Non-Dollar Denominated:
CLO	—	—	—	—
CMBS	15,482	16,510	16,250	16,774
Consumer Loans and ABS Backed by Consumer Loans	884	761	919	825
Corporate Debt and Equity	10,810	11,821	11,400	12,165
RMBS(3)	160,342	168,289	199,108	200,416
Agency:
Fixed-Rate Specified Pools	884,870	904,048	850,453	877,590
Floating-Rate Specified Pools	5,496	5,627	5,539	5,684
IOs	29,516	30,399	33,050	34,134
Reverse Mortgage Pools	55,475	56,799	55,396	57,552
TBAs	474,860	473,115	303,552	304,331
Government:
Dollar Denominated	76	76	4,230	4,257
Total Long	2,939,311	2,970,306	2,670,069	2,694,223
Repurchase Agreements
Dollar Denominated	41,530	41,530	140,352	140,352
Non-Dollar Denominated	19,744	19,744	20,070	20,116
Total Repurchase Agreements	61,274	61,274	160,422	160,468
Short:
Credit:
Dollar Denominated:
Corporate Debt and Equity	(23,462)	(23,872)	(60,809)	(60,965)
Agency:
TBAs	(772,964)	(766,777)	(562,098)	(564,232)
Government:
Dollar Denominated	(34,817)	(34,410)	(52,809)	(52,884)
Non-Dollar Denominated	(19,334)	(19,545)	(19,633)	(19,605)
Total Short	(850,577)	(844,604)	(695,349)	(697,686)
Net Total	$2,150,008	$2,186,976	$2,135,142	$2,157,005

(1)	Includes equity investment in a limited liability company holding small balance commercial mortgage loans.

(2)	Includes equity investment in a securitization-related vehicle.

(3)	Includes RMBS secured by non-performing loans and REO, and an investment in an entity holding a securitization call right.

The following table summarizes the Company's operating results for the quarters ended December 31, 2018 and September 30, 2018 and the year ended December 31, 2018:

	Quarter Ended December 31, 2018	Per Share	% of Average Equity	Quarter Ended September 30, 2018	Per Share	% of Average Equity	Year Ended December 31, 2018	Per Share	% of Average Equity
(In thousands, except per share amounts)
Credit:
Interest income and other income	$27,335	$0.89	4.49%	$26,522	$0.86	4.32%	$97,455	$3.14	15.91%
Net realized gain (loss)	3,496	0.11	0.57%	9,845	0.32	1.60%	18,407	0.59	3.01%
Change in net unrealized gain (loss)	(15,482)	(0.50)	(2.54)%	(9,886)	(0.32)	(1.61)%	(6,642)	(0.21)	(1.08)%
Net interest rate hedges(1)	(561)	(0.02)	(0.09)%	468	0.02	0.08%	115	—	0.02%
Net credit hedges and other activities(2)	8,416	0.27	1.38%	(3,250)	(0.11)	(0.53)%	8,020	0.26	1.31%
Interest expense(3)	(9,622)	(0.31)	(1.58)%	(8,786)	(0.28)	(1.43)%	(32,735)	(1.05)	(5.34)%
Other investment related expenses	(5,456)	(0.18)	(0.90)%	(3,921)	(0.13)	(0.64)%	(15,284)	(0.49)	(2.50)%
Total Credit profit (loss)	8,126	0.26	1.33%	10,992	0.36	1.79%	69,336	2.24	11.33%
Agency RMBS:
Interest income	8,205	0.27	1.35%	7,873	0.25	1.28%	31,116	1.01	5.08%
Net realized gain (loss)	(528)	(0.02)	(0.09)%	(1,388)	(0.04)	(0.23)%	(4,612)	(0.15)	(0.75)%
Change in net unrealized gain (loss)	9,008	0.29	1.48%	(6,167)	(0.20)	(1.00)%	(13,901)	(0.45)	(2.27)%
Net interest rate hedges and other activities(1)	(16,011)	(0.52)	(2.63)%	5,510	0.18	0.90%	3,144	0.10	0.51%
Interest expense	(5,585)	(0.18)	(0.92)%	(5,087)	(0.17)	(0.83)%	(18,582)	(0.60)	(3.03)%
Total Agency RMBS profit (loss)	(4,911)	(0.16)	(0.81)%	741	0.02	0.12%	(2,835)	(0.09)	(0.46)%
Total Credit and Agency RMBS profit (loss)	3,215	0.10	0.52%	11,733	0.38	1.91%	66,501	2.15	10.87%
Other interest income (expense), net	422	0.01	0.07%	347	0.01	0.06%	1,664	0.05	0.27%
Other expenses	(4,707)	(0.15)	(0.77)%	(4,182)	(0.14)	(0.68)%	(17,539)	(0.57)	(2.86)%
Net increase in equity resulting from operations (before incentive fee)	(1,070)	(0.04)	(0.18)%	7,898	0.25	1.29%	50,626	1.63	8.28%
Incentive fee	—	—	—%	(424)	(0.01)	(0.07)%	(715)	(0.02)	(0.12)%
Net increase (decrease) in equity resulting from operations	$(1,070)	$(0.04)	(0.18)%	$7,474	$0.24	1.22%	$49,911	$1.61	8.16%
Less: Net increase (decrease) in equity resulting from operations attributable to non-controlling interests	1,147			813			3,235
Net increase (decrease) in shareholders' equity resulting from operations(4)	$(2,217)	$(0.07)	(0.38)%	$6,661	$0.22	1.12%	$46,676	$1.52	7.86%
Weighted average shares and convertible units(5) outstanding	30,735			30,859			31,006
Average equity (includes non-controlling interests)(6)	$608,772			$613,816			$612,513
Weighted average shares and LTIP units outstanding(7)	30,514			30,647			30,792
Average shareholders' equity (excludes non-controlling interests)(6)	$583,206			$596,204			$593,483

(1)	Includes TBAs and U.S. Treasury securities, if applicable.

(2)	Includes equity and other relative value trading strategies and related hedges.

(3)	Includes interest expense on the Company's Senior Notes.

(4)
Per share information is calculated using weighted average shares and LTIP units outstanding. Percentage of average equity is calculated using average shareholders' equity, which excludes non-controlling interests.

(5)	Convertible units include Operating Partnership units attributable to non-controlling interests.

(6)	Average equity and average shareholders' equity are calculated using month end values.

(7)	Excludes Operating Partnership units attributable to non-controlling interests.

About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage-backed securities, residential and commercial mortgage loans, consumer loans and asset-backed securities backed by consumer loans, collateralized loan obligations, non-mortgage and mortgage-related derivatives, equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.
Conference Call
The Company will host a conference call at 11:00 a.m. Eastern Time on Thursday, February 21, 2019, to discuss its financial results for the quarter ended December 31, 2018. To participate in the event by telephone, please dial (877) 241-1233 at least 10 minutes prior to the start time and reference the conference ID number 6997409. International callers should dial (810) 740-4657 and reference the same conference ID number. The conference call will also be webcast live over the Internet and can be accessed via the "For Our Shareholders" section of the Company's web site at www.ellingtonfinancial.com. To listen to the live webcast, please visit www.ellingtonfinancial.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, the Company also posted an investor presentation, that will accompany the conference call, on its website at www.ellingtonfinancial.com under "For Our Shareholders—Presentations."
A dial-in replay of the conference call will be available on Thursday, February 21, 2019, at approximately 4 p.m. Eastern Time through Thursday, March 7, 2019 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 585-8367 and enter the conference ID number 6997409. International callers should dial (404) 537-3406 and enter the same conference ID number. A replay of the conference call will also be archived on the Company's web site at www.ellingtonfinancial.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Actual results may differ from the Company's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek," or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Examples of forward-looking statements in this press release include without limitation management's beliefs regarding the current economic and investment environment and the Company's ability to implement its investment and hedging strategies, performance of the Company's investment and hedging strategies, the Company's exposure to prepayment risk in its Agency portfolio, estimated effects on the fair value of the Company's holdings of a hypothetical change in interest rates, statements regarding the drivers of the Company's returns, the Company's expected ongoing annualized expense ratio, statements regarding potential changes to the Company's corporate structure, and statements regarding the Company's intended dividend policy including the amount to be recommended by management, and the Company's share repurchase program. The Company's results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates and the market value of the Company's securities, changes in mortgage default rates and prepayment rates, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940; the Company's ability to qualify and maintain its qualification as a real estate investment trust, or "REIT"; and other changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of the Company's Annual Report on Form 10-K filed on March 15, 2018 which can be accessed through the Company's website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports the Company's files with the SEC, including reports on Forms 10-Q, 10-K and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ELLINGTON FINANCIAL LLC
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three-Month Period Ended		Year Ended
(In thousands, except per share amounts)	December 31, 2018	September 30, 2018	December 31, 2018
Investment income
Interest income	$35,694	$35,300	$131,027
Other income	1,157	1,046	4,014
Total investment income	36,851	36,346	135,041
Expenses
Base management fee to affiliate (Net of fee rebates of $430, $423, and $1,380, respectively)	1,744	1,830	7,573
Incentive fee to affiliate	—	424	715
Interest expense	16,083	15,678	56,707
Other investment related expenses:
Servicing and other	4,201	4,384	15,307
Issuance costs related to Other secured borrowings, at fair value	1,647	—	1,647
Other operating expenses	2,962	2,352	9,967
Total expenses	26,637	24,668	91,916
Net investment income	10,214	11,678	43,125
Net realized gain (loss) on:
Investments	4,675	8,551	25,421
Financial derivatives, excluding currency hedges	(389)	479	(2,639)
Financial derivatives—currency hedges	2,594	297	4,475
Foreign currency transactions	2,698	775	4,131
	9,578	10,102	31,388
Change in net unrealized gain (loss) on:
Investments	(13,181)	(13,372)	(25,947)
Other secured borrowings	(82)	(358)	758
Financial derivatives, excluding currency hedges	(2,829)	173	7,093
Financial derivatives—currency hedges	(839)	528	565
Foreign currency translation	(3,931)	(1,277)	(7,071)
	(20,862)	(14,306)	(24,602)
Net realized and change in net unrealized gain (loss) on investments, financial derivatives, and other secured borrowings	(11,284)	(4,204)	6,786
Net increase (decrease) in equity resulting from operations	(1,070)	7,474	49,911
Less: Increase (decrease) in equity resulting from operations attributable to non-controlling interests	1,147	813	3,235
Net increase (decrease) in shareholders' equity resulting from operations	$(2,217)	$6,661	$46,676
Net increase (decrease) in shareholders' equity resulting from operations per share:
Basic and diluted	$(0.07)	$0.22	$1.52
Weighted average shares and LTIP units outstanding	30,514	30,647	30,792
Weighted average shares and convertible units outstanding	30,735	30,859	31,006

ELLINGTON FINANCIAL LLC
CONSOLIDATED STATEMENT OF ASSETS, LIABILITIES, AND EQUITY
(UNAUDITED)

	As of
(In thousands, except share amounts)	December 31, 2018	September 30, 2018	December 31, 2017(1)
ASSETS
Cash and cash equivalents	$44,656	$53,598	$47,233
Restricted cash	425	425	425
Investments, financial derivatives, and repurchase agreements:
Investments, at fair value (Cost–$2,970,306, $2,694,223, and $2,071,754)	2,939,311	2,670,069	2,071,707
Financial derivatives–assets, at fair value (Net cost–$22,526, $20,895, and $31,474)	20,001	31,338	28,165
Repurchase agreements (Cost–$61,274, $160,468, and $155,109)	61,274	160,422	155,949
Total Investments, financial derivatives, and repurchase agreements	3,020,586	2,861,829	2,255,821
Due from brokers	71,794	83,915	140,404
Receivable for securities sold and financial derivatives	780,826	670,952	476,000
Interest and principal receivable	37,676	38,635	29,688
Other assets	15,536	5,207	43,770
Total assets	$3,971,499	$3,714,561	$2,993,341
LIABILITIES
Investments and financial derivatives:
Investments sold short, at fair value (Proceeds–$844,604, $697,686, and $640,202)	$850,577	$695,349	$642,240
Financial derivatives–liabilities, at fair value (Net proceeds–$19,019, $16,294, and $27,463)	20,806	27,226	36,273
Total investments and financial derivatives	871,383	722,575	678,513
Reverse repurchase agreements	1,498,849	1,636,039	1,209,315
Due to brokers	5,553	4,551	1,721
Payable for securities purchased and financial derivatives	488,411	430,808	202,703
Other secured borrowings (Proceeds–$114,100, $114,190, and $57,909)	114,100	114,190	57,909
Other secured borrowings, at fair value (Proceeds–$81,728 $90,409, and $125,105)	297,948	89,569	125,105
Senior notes, net	85,035	84,968	84,771
Accounts payable and accrued expenses	5,723	5,337	3,885
Base management fee payable to affiliate	1,744	1,830	2,113
Incentive fee payable to affiliate	—	424	—
Interest and dividends payable	7,159	6,451	5,904
Other liabilities	424	1,141	441
Total liabilities	3,376,329	3,097,883	2,372,380
EQUITY	595,170	616,678	620,961
TOTAL LIABILITIES AND EQUITY	$3,971,499	$3,714,561	$2,993,341
ANALYSIS OF EQUITY:
Common shares, no par value, 100,000,000 shares authorized;
(29,796,601, 30,155,055, and 31,335,938, shares issued and outstanding)	$563,833	$583,179	$589,722
Additional paid-in capital–LTIP units (2)	—	10,618	10,377
Total Shareholders' Equity	563,833	593,797	600,099
Non-controlling interests (2)	31,337	22,881	20,862
Total Equity	$595,170	$616,678	$620,961
PER SHARE INFORMATION:
Common shares, no par value (2)	$18.92	$19.69	$19.15
DILUTED PER SHARE INFORMATION:
Common shares and convertible units, no par value (3)	$18.92	$19.37	$18.85

(1)	Derived from audited financial statements as of December 31, 2017.

(2)
On December 31, 2018, the Company redeemed all 503,988 of its outstanding LTIP units which it had originally issued under its incentive plans, with each LTIP unitholder receiving in exchange an equivalent number of LTIP Units of the Operating Partnership. As such, these LTIP units are now treated as non-controlling interests.

(3)	Based on total equity excluding non-controlling interests not represented by instruments convertible into common shares.
Reconciliation of Adjusted Net Investment Income to Net Investment Income
The table below reconciles Adjusted net investment income for the three-month period ended December 31, 2018 to the line, Net investment income, on the Company's Consolidated Statement of Operations, which the Company believes is the most directly comparable U.S. GAAP measure. Adjusted net investment income includes net realized and unrealized gains (losses) from certain of the Company's equity investments in partnerships and net accrued periodic (payments) receipts on various interest rate swaps, and excludes incentive fee, deal expenses, one-time costs related to tax conversion, and the Catch-Up Premium Amortization Adjustment. The Catch-up Premium Amortization Adjustment is a quarterly adjustment to premium amortization triggered by changes in actual and projected prepayments on the Company's Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on the Company's then assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter.
The Company believes that Adjusted net investment income provides information useful to investors because it is one of the metrics that it uses to assess its performance and to evaluate the effective net yield provided by the Company's portfolio. However, because Adjusted net investment income is an incomplete measure of the Company's financial results and differs from Net investment income computed in accordance with U.S. GAAP, it should be considered as supplementary to, and not as a substitute for, Net investment income computed in accordance with U.S. GAAP.

(In thousands, except per share amounts)	Three-Month Period Ended December 31, 2018
Net investment income	$10,214
Include:
Net realized and unrealized gains (losses) from certain equity investments in partnerships(1)	103
Net accrued periodic (payments) receipts on interest rate swaps	130
Exclude:
Incentive fee to affiliate	—
Catch-up Premium Amortization Adjustment	16
Debt issuance costs related to Other secured borrowings, at fair value	(1,647)
Costs related to tax conversion	(615)
Adjusted net investment income	$12,693
Weighted average shares and convertible units outstanding	30,735
Net investment income per share	$0.33
Adjusted net investment income per share	$0.41

(1)	Includes only those components that would be included in net investment income at the underlying partnership.